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                                                                    EXHIBIT 15.1

October 6, 1997
The Board of Directors
United Stationers Inc.

    We are aware of the incorporation by reference in the Registration Statement on Form S-2 of United Stationers Inc. for the registration of 800,000 additional shares of its common stock of our reports dated April 17, 1997 and July 25, 1997 relating to the unaudited condensed consolidated interim financial statements of United Stationers Inc. that are included in its Forms 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

                                             /s/ Ernst & Young LLP